UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

NN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39268	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road, Suite 120
Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

(980) 264-4300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 10, 2026, Jami A. Statham notified NN, Inc. (the “Company”) of her intention to step down from her role as the Company’s Senior Vice President, General Counsel and Corporate Secretary, effective as of the close of business on July 9, 2026 (such date, the “Transition Date”). Ms. Statham is expected to continue to serve as the Company’s Senior Vice President, General Counsel and Corporate Secretary through the Transition Date and will cooperate with the Company in effecting the transition of her duties and responsibilities to her successor. Ms. Statham’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company intends to retain an external search firm to identify candidates for the Senior Vice President, General Counsel and Corporate Secretary role.

In connection with Ms. Statham’s transition, the Company entered into a Transition Agreement (the “Transition Agreement”), dated June 11, 2026, with Ms. Statham, which specifies the terms of her continuing employment during the transition period. Pursuant to the Transition Agreement, Ms. Statham will continue to serve as the Company’s Senior Vice President, General Counsel and Corporate Secretary through the Transition Date and will be eligible to (i) receive her current base salary, subject to applicable withholdings and deductions, throughout the term of the Transition Agreement, (ii) continue to be eligible for the Company’s standard benefits, subject to the terms and conditions applicable to such plans and programs, (iii) continue vesting in all of her outstanding equity awards pursuant to their respective terms and subject to their respective conditions through the Transition Date, and (iv) receive a pro-rated portion of her annual target bonus for 2026. Ms. Statham’s receipt of these payments and benefits is contingent upon her execution and effectiveness of a customary release of claims in favor of the Company.

The foregoing description of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

 (d)       Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Transition Agreement, dated June 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the United States Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2026

NN, INC.

By:	/s/ Christopher H. Bohnert
Name:	Christopher H. Bohnert
Title:	Senior Vice President and Chief Financial Officer